UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 19, 2026

EXYN TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-43296	47-2345934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2118 Washington Avenue, Suite 1000 Philadelphia, Pennsylvania		19146
(Address of principal executive offices)		(Zip Code)

(215) 999-0200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.0001 per share	EXYN	The Nasdaq Stock Market LLC

Warrants, each warrant exercisable for one share of common stock at an exercise price of $9.69	EXYNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Directors or Certain Officers.

As previously disclosed by Exyn Technologies, Inc. (the “Company”) in “Item 5. Other Information” of its Quarterly Report on Form 10-Q/A, which was filed on August 19, 2026, the Audit Committee of the Board of Directors of the Company, with the assistance of independent outside counsel, conducted an internal investigation into allegations that Brandon Torres Declet, the Company’s then-Chief Executive Officer and Chairman of the Board, used a Company-issued credit card to pay for personal travel and other personal expenses that were recorded as business expenses in the Company’s financial records. The investigation identified approximately $286,000 in aggregate personal expenses incurred over multiple periods by Mr. Declet (the “Personal Travel Expenses”).

On August 19, 2026, Mr. Declet told the Company that he would resign from his position as Chief Executive Officer and Chairman of the Board of Directors, effective immediately. The Board of Directors accepted his resignation and, on the same day, appointed Benjamin Williams as Interim Chief Executive Officer of the Company and appointed existing director Gregory McNeal as the Non-Executive Chairman of the Board of Directors, replacing Mr. Declet.

In connection with his resignation as Chief Executive Officer and Chairman, Mr. Declet and the Company executed a Separation and Release Agreement, dated August 25, 2026 (the “Separation Agreement”). Pursuant to the Separation Agreement, Mr. Declet confirmed his resignation as Chief Executive Officer, Chairman of the Board and as a member of the Board of Directors and from any and all other positions with the Company and its affiliates effective as of August 19, 2026 and agreed to pay back the Personal Travel Expenses. As consideration for a general release of claims by Mr. Declet, the Company agreed to forbear from immediately pursuing legal action to recover the Personal Travel Expenses. In addition, Mr. Declet agreed that he will not receive any severance, option acceleration, or other special treatment of vested equity in connection with the Separation Agreement. The Separation Agreement also includes mutual non-disparagement covenants, a general release and waiver of claims by Mr. Declet, and obligations to return all Company property.

The foregoing description of the Separation Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of such document, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending September 30, 2026 and is incorporated by reference herein.

Mr. Declet’s resignation was not based on any disagreement with the Company on any matter relating to the Company’s operations, policies or practices, other than as described above in connection with the internal investigation.

(c) Appointment of Certain Officers.

As previously disclosed, on August 19, 2026, the Board of Directors appointed Benjamin Williams, age 47, as Interim Chief Executive Officer of the Company, effective immediately. Mr. Williams has served as the Company’s Chief Operating Officer since May 2019 and previously served as the Company’s interim Chief Executive Officer from June 2023 through November 2023. Before joining the Company, Mr. Williams worked in large organizations, including AT&T/Fullscreen Media, Lockheed Martin, and the U.S. Navy, and founded and led smaller startups, including Reelio, Zentropy, Open Sky Energy, and PennDSL. Prior to joining the Company, he led Data & Platform Strategy and predictive analytics for Fullscreen Media as part of AT&T, following AT&T’s acquisition of Reelio, Inc. In 2017, Mr. Williams was selected for Wharton’s 40 Under 40. Mr. Williams has built an expertise around innovation, operations, product development, technical management, product management, business strategy, and enterprise business development. Mr. Williams has a B.S.E. in Computer Science and Engineering from the University of Pennsylvania, and an M.B.A. from the Wharton School of Business at the University of Pennsylvania.

Pursuant to Mr. Williams’s existing Offer Letter with the Company, dated May 8, 2019. Mr. Williams is entitled to a base salary (set at $285,000 for 2024 and 2025 and $294,000 for 2026), eligible for a discretionary annual cash bonus as determined by management and approved by our board of directors or its compensation committee, and eligible to participate in our employee benefit plans. Mr. Williams’ employment is at-will and may be terminated at any time, by either party, with or without cause or advance notice. During his period of employment and for the six-month period thereafter, Mr. Williams is subject to a non-competition covenant and covenants with respect to the non-solicitation of customers and employees. Following his appointment as Interim Chief Executive Officer, the Compensation Committee recommended and the Board approved an increase in Mr. Williams’s annual base salary from $294,000 to $355,000.

There are no arrangements or understandings between Mr. Williams and any other persons pursuant to which Mr. Williams was selected as Interim Chief Executive Officer. There are no family relationships between Mr. Williams and any director or executive officer of the Company. Mr. Williams has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Appointment of Non-Executive Chairman of the Board of Directors

As previously disclosed, on August 19, 2026, the Board of Directors appointed existing director Gregory McNeal as Non-Executive Chairman of the Board of Directors, replacing Mr. Declet, effective August 19, 2026. The Compensation Committee recommended and the Board approved an additional cash retainer of $35,000 for Mr. McNeal’s service as Non-Executive Chairman of the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 25, 2026	Exyn Technologies, Inc.

	By:	/s/ Benjamin Williams
Name: Benjamin Williams
Title: Interim Chief Executive Officer